UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2026

Keel Infrastructure Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40370	41-4266374
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Broadway, Suite 1075, New York, New York	10004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (929)-264-5151

Bitfarms Ltd.

110 Yonge St Suite 1601, Toronto, Ontario, MSC 1C4

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	KEEL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Completion of U.S. Redomiciliation

Effective as of 12:01 a.m. (Eastern Daylight Time) on April 1, 2026, Keel Infrastructure Corp., a Delaware corporation (“Keel”), became the ultimate parent company of Bitfarms Ltd., a corporation existing under the laws of the Province of Ontario (“Bitfarms Canada”), and its subsidiaries pursuant to a statutory plan of arrangement under Section 182 of the Business Corporations Act (Ontario) (the “Arrangement”) as part of Bitfarms Canada’s previously announced intention to redomicile from Canada to the United States (the “U.S. Redomiciliation Transaction”). Pursuant to the Arrangement, Keel indirectly acquired all of the issued and outstanding common shares in the capital of Bitfarms Canada (the “Bitfarms Canada Common Shares”), and in exchange, former Bitfarms Canada shareholders received one share of common stock of Keel (“Keel Common Stock”) per Bitfarms Canada Common Share. The issuance of shares of Keel Common Stock pursuant to the Arrangement was exempt from registration under Section 3(a)(10) of the Securities Act of 1933, as amended.

Bitfarms Canada Common Shares were listed on the Nasdaq Stock Market (“Nasdaq”) and the Toronto Stock Exchange (the “TSX”) and registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the U.S. Redomiciliation Transaction. Keel is the successor issuer to Bitfarms Canada pursuant to Rule 12g-3(a) under the Exchange Act, and the Keel Common Stock is therefore deemed to be registered under Section 12(b) of the Exchange Act. Keel hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act. As a result of the U.S. Redomiciliation Transaction, Keel does not meet the requirements to qualify as a foreign private issuer under the Exchange Act and will begin reporting immediately as a domestic registrant under the periodic and current reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder.

The Keel Common Stock will begin trading on the Nasdaq and the TSX at the start of trading on April 6, 2026, at or immediately prior to which time the Bitfarms Canada Common Shares will be delisted from the TSX and Nasdaq. The Keel Common Stock will trade under the symbol “KEEL.” The CUSIP number for the Keel Common Stock is 486917 107.

Please refer to the notice of special meeting of shareholders and management proxy circular (the “Management Information Circular”) on Form 6-K of Bitfarms Canada filed on February 25, 2026 with the U.S. Securities and Exchange Commission (the “SEC”) for additional information about the U.S. Redomiciliation Transaction.

Item 1.01 Entry into a Material Definitive Agreement.

Assumption of Debt

On April 1, 2026, Keel became a co-obligor under the Note Indenture, dated as of October 21, 2025 by and among Bitfarms Canada, Computershare Trust Company, N.A. as trustee and Computershare Trust Company of Canada as Canadian co-trustee (the “Indenture”) pursuant to a supplemental indenture to such Indenture dated as of April 1, 2026 (the “Supplemental Indenture”). The Indenture governs the terms of Bitfarms Canada’s US$588 million aggregate principal amount of convertible senior notes, which were issued in October 2025. These notes bear interest at a rate of 1.375% per annum, payable semi-annually in arrears, and mature on January 15, 2031.

The foregoing description of the Supplemental Indenture is a general description only and is qualified in its entirety by reference to the Supplemental Indenture, which is filed as Exhibit 4.1 hereto, and incorporated herein by reference.

Indemnification Agreements

Effective upon the consummation of the U.S. Redomiciliation Transaction, the board of directors of Keel (the “Keel Board”) approved the authority of Keel to enter into indemnification agreements (the “Indemnification Agreements”) with Keel and its subsidiaries’ directors and officers. The Indemnification Agreements provide for indemnification of the directors and officers to the fullest extent permitted under Delaware law as it now exists or may in the future be amended, against all expenses, liabilities and loss incurred in connection with their service as a director or executive officer on behalf of Keel. In addition, the Indemnification Agreements provide that, to the fullest extent permitted by Delaware law, Keel shall pay the expenses, including attorneys’ fees, incurred by a director or officer of Keel, in defending any action, suit or proceeding in advance of its final disposition; provided, that to the extent required by law, such payment of expenses in advance of the final disposition of the action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the person to repay all amounts advanced if it is ultimately determined that such person is not entitled to be indemnified by Keel.

The foregoing description of the Indemnification Agreements is a general description only and is qualified in its entirety by reference to the form of the Indemnification Agreement, which is filed as Exhibit 10.7 hereto, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Assumption of Debt” under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to the Rights of Security Holders.

The information set forth in the Introductory Note and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Directors and Officers

In connection with the completion of the U.S. Redomiciliation Transaction, the directors of Bitfarms Canada immediately prior to the completion of the U.S. Redomiciliation Transaction became the directors of Keel. Membership of the Keel Board and committees of the Keel Board following the completion of the U.S. Redomiciliation Transaction are as set forth in the first table below. The executive officers of Keel are set forth in the second table below. In connection with the U.S. Redomiciliation Transaction, the executive officers may enter into new employment agreements. Information regarding Keel’s directors, officers and committees is included in Bitfarms Canada’s 10-K filed with the SEC on March 31, 2026, under the headings “Directors, Executive Officers and Corporate Governance” and is incorporated herein by reference.

Director Name	Board	Audit Committee	Compensation Committee	Governance, Nomination, Safety, Sustainability and Technical
Benjamin Gagnon	x
Edith M. Hofmeister	*x	x
Brian Howlett, CPA	x	x		*x
Fanny Philip	x	*x	x	x
Amy L. Freedman	x		*x
Andrew J. Chang	x			x
Wayne Duso	x		x

*	Chair

Name	Title
Benjamin Gagnon	Chief Executive Officer and Director
Jonathan Mir	Chief Financial Officer
Liam Wilson	Chief Operating Officer
Rachel Silverstein	EVP, General Counsel and Corporate Secretary

Amended Equity Plans

Upon the consummation of the U.S. Redomiciliation Transaction, Keel assumed (i) Bitfarms Canada’s 2021 Long-term Incentive Plan, as amended on March 3, 2022, January 15, 2024 and April 16, 2024 (the “2021 Plan”), (ii) Bitfarms Canada’s 2025 Long-term Incentive Plan (the “2025 Plan”) and (iii) Stronghold’s Omnibus Incentive Plan, as amended on January 18, 2023, June 18, 2024 and March 14, 2025 (the “Stronghold Plan” and together with the 2021 Plan and the 2025 Plan, the “Equity Plans”), and assumed each outstanding incentive award thereunder. In connection with the assumption, effective April 1, 2026, the Keel Board approved an amendment and restatement of the 2025 Plan to clarify, among other things, that the securities issuable in connection with awards thereunder will be shares of Keel Common Stock rather than Bitfarms Canada Common Shares (the “Amended and Restated Keel Infrastructure Corp. Long-term Incentive Plan”). No new securities are being or will be granted under the 2021 Plan and the Stronghold Plan. Descriptions of the material terms of each Equity Plan is included in Bitfarms Canada’s notice of special meeting of shareholders and management proxy circular, which is filed as Exhibit 99.1 to Bitfarms Canada’s Form 6-K, filed with the SEC on November 17, 2025. The Equity Plans are filed as Exhibits 10.1-10.6 hereto and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the U.S. Redomiciliation Transaction, Keel filed an Amended and Restated Certificate of Incorporation on March 31, 2026, a copy of which is attached hereto as Exhibit 3.1 (the “Certificate”) and incorporated herein by reference. In addition, Keel adopted Bylaws effective as of February 5, 2026, a copy of which is attached hereto as Exhibit 3.2 (the “Bylaws”). The summary of the material terms of the Certificate and the Bylaws of Keel are described under the heading “Description of Keel Capital Stock” in the Management Information Circular and are incorporated into this Item 5.03 by reference.

Such descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate and the Bylaws, copies of which are attached hereto as Exhibits 3.1 and 3.2 hereto, respectively, each of which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 1, 2026, Keel issued a press release announcing the completion of the Arrangement and the continuation of Bitfarms Canada’s normal course issuer bid (“NCIB”) by Keel. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in this Item 7.01 and in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

(1) Description of Keel Capital Stock

Description of Keel Capital Stock

The following summary description of the Keel capital stock is based on the provisions of each of the Certificate and the Bylaws and the applicable provisions of the Delaware General Corporation Law (“DGCL”). This information may not be complete in all respects and is qualified entirely by reference to the provisions of the Certificate, the Bylaws and the DGCL.

General

Keel’s authorized capital stock consists of 1,500,000,000 shares of common stock, par value US$0.001 per share, and 120,000,000 shares of class A preferred stock, par value US$0.001 per share (the “Keel Preferred Stock”).

Common Stock

Voting Rights

Each holder of Keel Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Holders of Keel Common Stock do not have cumulative voting rights in the election of directors. Accordingly, in an uncontested election, holders of a majority of the voting shares are able to elect all of the directors.

Dividends

Keel continues Bitfarms Canada’s dividend practices. Subject to preferences that may be applicable to any then outstanding holders of Keel Preferred Stock, holders of Keel Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Keel Board out of legally available funds. Under the DGCL, the Keel Board may declare and pay a dividend to holders of Keel Common Stock out of surplus or, if there is no surplus (as defined and computed in accordance with the DGCL), out of net profits for the fiscal year in which the dividend is declared or the immediately preceding fiscal year, or both. Dividends may be paid in cash, in Keel Common Stock or in other property. Declaration and payment of any dividend is subject to the discretion of the Keel Board. Each quarter the Keel Board will review Keel’s dividend in light of Keel’s other financial commitments before declaring the dividend. Any decision to pay dividends on the Keel Common Stock in the future will be made by the Keel Board on the basis of Keel’s earnings, financial requirements, provisions of the DGCL affecting the payment of distributions to stockholders and other factors existing at such future time.

Liquidation

In the event of Keel’s liquidation, dissolution or winding up, holders of Keel Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of Keel’s debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock. If a dissolution is authorized, a certificate of dissolution must be filed with the Secretary of State of the State of Delaware.

Rights and Preferences

Holders of Keel Common Stock have no pre-emptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to Keel Common Stock. The rights, preferences and privileges of the holders of Keel Common Stock is subject to and may be adversely affected by the rights of the holders of shares of any series of Keel Preferred Stock that we may designate in the future.

Fully Paid and Non-assessable

All outstanding shares of Keel Common Stock are, and the Keel Common Stock to be issued pursuant to the U.S. Redomiciliation Transaction is, fully paid and non-assessable.

Preferred Stock

The Certificate authorizes the Keel Board to issue Keel Preferred Stock in one or more series and to determine the preferences, limitations and relative rights of any shares of Keel Preferred Stock that it shall choose to issue, without vote or action by the stockholders, subject to certain limitations on voting and other rights set forth in the Certificate. Keel expects that the authorized Keel Preferred Stock may be used as part of its capital-raising strategy, including for future financings or other transactions intended to support its growth and financial flexibility. While the authorized Keel Preferred Stock could have the effect of delaying or preventing a change in control, it has not been authorized solely for defensive or anti-takeover purposes.

Annual Stockholder Meetings

The Certificate and the Bylaws provide that annual stockholder meetings are held at a date, place (if any) and time, as exclusively selected by the Keel Board. To the extent permitted under applicable law, we may but are not obligated to conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Provisions of the Certificate, the Bylaws and Delaware Law

Some provisions of the DGCL, the Certificate and the Bylaws could make the following transactions difficult: acquisition of Keel by means of a tender offer; acquisition of Keel by means of a proxy contest or otherwise; and removal of incumbent officers and directors of Keel. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the best interests of Keel, including transactions that might result in a premium over the market price for Keel Common Stock. These provisions replace and substitute applicable provisions of the Business Corporations Act (Ontario) and we cannot predict whether they will make an acquisition more or less likely compared to those provisions.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Keel to first negotiate with the Keel Board. We believe that the benefits of protection to Keel’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Keel outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statutes

Keel is subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock and a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Keel Board, such as discouraging takeover attempts that might result in a premium over the market price of the Keel Common Stock.

Undesignated Preferred Stock

The ability to authorize undesignated Keel Preferred Stock makes it possible for the Keel Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of Keel. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Keel.

Special Stockholder Meetings

The Bylaws provide that a special meeting of stockholders may be called only by the Keel Board or by two or more stockholders holding at least 15% of the capital stock of Keel issued and outstanding and entitled to vote on the matter for which the special meeting is called.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Keel Board or a committee of the Keel Board.

Stockholder Action by Unanimous Written Consent

The Certificate and the Bylaws provide for the right of stockholders to act by unanimous written consent without a meeting.

Composition of the Board of Directors; Election and Removal of Directors; Filling Vacancies

The Keel Board consists of not less than one nor more than 10 directors. In any elections of directors, a director nominee for the Keel Board is elected by a plurality of the votes cast with respect to such director by the shares represented and entitled to vote at a meeting of the stockholders for the election of directors at which a quorum is present, voting together as a single class. The directors of Keel are elected until the expiration of the term for which they are elected and until their respective successors are duly elected and qualified.

The directors of Keel may be removed only by the affirmative vote of at least a majority of the holders of the issued and outstanding capital stock of Keel entitled to vote in the election of directors. Furthermore, any vacancy on the Keel Board, however occurring, including a vacancy resulting from an increase in the size of the board, may be filled only by a majority vote of the directors then in office, even if less than a quorum, by the sole remaining director, or by a majority of the votes cast by the stockholders. This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of Keel, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum

The Certificate and the Bylaws provide that, except for claims for which the U.S. federal courts have jurisdiction, unless Keel consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, the Certificate or the Bylaws; or any action asserting a claim against Keel that is governed by the internal affairs doctrine. Although the Certificate contains the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Amendment of the Certificate and the Bylaws

The amendment of any of the provisions in the Certificate requires approval by a stockholder vote by the holders of at least a majority of the voting power of the then outstanding voting stock voting as a single class. The Bylaws may be amended by the Keel Board or by the holders of at least a majority of the voting power of the then outstanding voting stock voting as a single class.

The provisions of the DGCL, the Certificate and the Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of Keel Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the management of Keel. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitations of Liability and Indemnification Matters

The Certificate contains provisions that limit the liability of the directors and officers of Keel for monetary damages to the fullest extent permitted by Delaware law. Consequently, Keel directors and officers are not personally liable to Keel or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s or officer’s duty of loyalty to Keel or its stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 17 4 of the DGCL; or

●	any transaction from which the director or officer derived an improper personal benefit.

Each of the Certificate and the Bylaws provide that we are required to indemnify the directors and officers of Keel, in each case to the fullest extent permitted by the DGCL. The Bylaws also obligate us to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the DGCL. We have entered into agreements with the Bitfarms Canada directors, officers and other employees and expect to enter into agreements to indemnify the Keel directors, executive officers and other employees as determined by the Keel Board. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding to the fullest extent permitted by applicable law. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Keel maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in the Certificate and the Bylaws may discourage stockholders from bringing a lawsuit against Keel directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against Keel directors and officers, even though an action, if successful, might benefit Keel and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.

Uncertificated Shares

Holders of Keel Common Stock do not have the right to require Keel to issue certificates for their shares. Keel only issues uncertificated shares of common stock, provided that the Keel Board may provide by resolution that some or all of the shares of any class or series of stock of Keel shall be represented by certificates.

No Sinking Fund

The shares of Keel Common Stock have no sinking fund provisions.

Stock Exchange Listing

The shares of Keel Common Stock are listed on the Nasdaq and the TSX under the symbol “KEEL.”

Transfer Agent and Registrar

The transfer agent and registrar for the shares of Keel Common Stock is Continental Stock Transfer & Trust Company.

(2) NCIB

In connection with the U.S. Redomiciliation Transaction, on April 1 Keel assumed Bitfarms Canada’s NCIB to purchase for cancellation up to 49,943,031 Bitfarms Shares through the facilities of the TSX and/or Nasdaq, or by such other means as may be permitted by the TSX and/or Nasdaq or under applicable law, during the period starting on July 28, 2025 and ending on July 27, 2026.

Keel will continue the NCIB on the terms previously announced by Bitfarms Canada, as Keel believes that the market price of its shares may, from time to time, not fully reflect their value. Purchases will be made by Keel in accordance with the requirements of Nasdaq and/or the TSX and the price which Keel will pay for any Keel Common Stock will be the market price of any such Keel Common Stock at the time of acquisition, or such other price as may be permitted by Nasdaq and/or the TSX. The timing, price and volume of repurchases will depend on a variety of factors including corporate liquidity requirements and priorities, as well as general market conditions, the share price, regulatory requirements and limitations, and other factors.

Forward Looking Statements

Certain statements and other information included in this Current Report constitute “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) that are based on expectations, estimates and projections as at the date of this Current Report and are covered by safe harbors under Canadian and United States securities laws.

Any statements that involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “prospects”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking information.

This forward-looking information is based on assumptions and estimates of management of Keel at the time they were made, and involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Keel to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information.

For further information concerning these and other risks and uncertainties, refer to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed by Bitfarms Canada (which is now Keel’s Annual Report). There may be other factors that cause our results to differ materially than as anticipated, estimated or intended, including factors that are currently unknown to or deemed immaterial by Keel. There can be no assurance that such statements will prove to be accurate as actual results, and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on any forward-looking information. Keel does not undertake any obligation to revise or update any forward-looking information other than as required by law. Trading in the securities of Keel should be considered highly speculative.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1*	Amended and Restated Certificate of Incorporation of Keel Infrastructure Corp.
3.2*	Bylaws of Keel Infrastructure Corp.
4.1*	Supplemental Indenture among Bitfarms Ltd., Keel Infrastructure Corp., Computershare Trust Company, N.A. as trustee and Computershare Trust Company of Canada as Canadian co-trustee
10.1	Stronghold Digital Mining, Inc. Omnibus Incentive Plan (incorporated by reference from Exhibit 4.3 of Bitfarms Ltd.’s Registration Statement on Form S-8 filed on March 19, 2025)
10.2	Amendment No. 1 to the Stronghold Digital Mining, Inc. Omnibus Incentive Plan (incorporated by reference from Exhibit 4.4 of Bitfarms Ltd.’s Registration Statement on Form S-8 filed on March 19, 2025)
10.3	Amendment No. 2 to the Stronghold Digital Mining, Inc. Omnibus Incentive Plan (incorporated by reference from Exhibit 4.5 of Bitfarms Ltd.’s Registration Statement on Form S-8 filed on March 19, 2025)
10.4	Amendment No. 3 to the Stronghold Digital Mining, Inc. Omnibus Incentive Plan (incorporated by reference from Exhibit 4.6 of Bitfarms Ltd.’s Registration Statement on Form S-8 filed on March 19, 2025)
10.5	Bitfarms Ltd. Long Term Incentive Plan as amended on March 3, 2022, January 15, 2024 and April 16, 2024 (incorporated by reference from Exhibit 4.3 from Bitfarms Ltd.’s Registration Statement on Form S-8 filed on April 22, 2024)
10.6*	Keel Infrastructure Corp. - Amended and Restated Long-Term Performance Incentive Plan (formerly Bitfarms Ltd. Long-Term Incentive Plan)
10.7*	Form of Indemnification Agreement
99.1*	Closing Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keel Infrastructure Corp.
(Registrant)

Date: April 1, 2026	By:	/s/ Benjamin Gagnon
Benjamin Gagnon
Chief Executive Officer